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                                                                      EXHIBIT 99


                                REVOCABLE PROXY
                           BRIDGEPORT BANCORP, INC.


[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

                        SPECIAL MEETING OF SHAREHOLDERS

                             ___________ __, 1997

The undersigned, a shareholder of BRIDGEPORT BANCORP, INC. ("BBI") hereby constitutes and appoints ________________________ and ____________________ and
each of them acting individually as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned to attend the Special Meeting of Shareholders of BBI to be held on __________ __, 1997 at 10:00 a.m., and any adjournment or postponement thereof, to vote all shares which the undersigned would be entitled to cast if personally present, upon such business as may properly come before the meeting, including the following items, as set forth in the notice of meeting and proxy statement.

1.   A proposal to approve an Agreement
     and Plan of Merger between BBI and
     National City Bancshares, Inc., as more
     fully described in the accompanying          For    Against   Abstain
     Proxy Statement/Prospectus.                  [ ]      [ ]       [ ]

2.   To transact such other business as
     may properly come before the meeting.

     If not otherwise specified, the shares will be voted FOR Proposal 1. The undersigned hereby revokes all previous proxies for such meeting, and hereby acknowledges receipt of the notice of the meeting and the Proxy
Statement/Prospectus furnished herewith.

Please be sure to sign and date                      Date ______________, 1997
this Proxy in the box below.

______Shareholder sign above_________ Co-holder (if any) sign above _________

*  Detach above card, sign, date and mail in  postage paid envelope provided.  *

                           BRIDGEPORT BANCORP, INC.

NOTE: If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with full corporate name by a duly authorized officer and affix the corporate seal.

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